Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 of eWellness Healthcare Corporation of our report dated April 7, 2015, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in such Prospectus.

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP Salt Lake City, Utah August 6, 2015